UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2007

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in a Form 8-K filed on April 27, 2006, Acuity Brands, Inc. (the “Company”) entered into Amended and Restated Change in Control Agreements with each of its executive officers, entered into new Severance Agreements with certain officers, and amended its Severance Agreements with certain other officers. Since then, the Company has continued to review its change in control and severance arrangements. On March 7, 2007, the Board of Directors terminated the Acuity Brands, Inc. Executive Benefits Trust Agreement and the Acuity Brands, Inc. Benefits Protection Trust Agreement, each of which required the Company to fund a trust with the amount of potential payments to certain officers under the Company’s change in control and deferred compensation arrangements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 13, 2007

ACUITY BRANDS, INC.

By:	/s/ Kenyon W. Murphy
Kenyon W. Murphy
Executive Vice President, Chief Administrative Officer, and General Counsel